Exhibit 10.1
EXECUTION COPY
$150,000,000
PROSPECT CAPITAL CORPORATION
6.25% Senior Convertible Notes due 2015
PURCHASE AGREEMENT
December 16, 2010
Barclays Capital Inc.,
As Representative of the several
  Initial Purchasers named in Schedule I attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), Prospect Capital Management, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) and Prospect Administration, LLC, a Delaware limited liability company (the “Administrator”), confirm their agreement (this “Agreement”) with you as follows:
     The Company proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $150,000,000 in aggregate principal amount of its 6.25% Senior Convertible Note due 2015] (the “Securities”). The Securities will (i) have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”). The Securities will be convertible into shares of the Company’s common stock (par value $0.001 per share) (the “Underlying Securities”). This is to confirm the agreement concerning the purchase of the Securities from the Company by the Initial Purchasers.
     The Company has entered into an investment advisory and management agreement, dated as of June 24, 2004, as renewed on June 15, 2010 by the Board (the “Investment Advisory Agreement”), with the Adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Company has entered into an administration agreement, dated as of June 24, 2004, as renewed on June 15, 2010 by the Board (the “Administration Agreement”), with the Administrator.

     1. Purchase and Resale of the Securities. The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended, and the rules and regulations of the Commission (as defined below) thereunder (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company has prepared a preliminary offering memorandum, dated December 14, 2010 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Securities omitted from the Preliminary Offering Memorandum and an offering memorandum, dated December 16, 2010 (the “Offering Memorandum”), setting forth information regarding the Company and the Securities (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule III hereto are collectively referred to as the “Pricing Disclosure Package.” The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers. “Applicable Time” means 9:30a.m. (New York City time) on the date of this Agreement.
     Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.
     It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):
THE SECURITIES AND THE UNDERLYING SECURITIES, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR

ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, AND NOT SUBJECT TO, REGISTRATION.
BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
1.	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
2.	AGREES FOR THE BENEFIT OF PROSPECT CAPITAL CORPORATION (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, ASSIGN, TRANSFER, PLEDGE, ENCUMBER OR OTHERWISE DISPOSE OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, AND THE TRANSFER AGENT, IN THE CASE OF ANY COMMON STOCK ISSUED UPON THE CONVERSION OF THE NOTES, AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN

RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR A BENEFICIAL INTEREST HEREIN.
     You have advised the Company that you will make offers (the “Exempt Resales”) of the Securities purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons (the “Eligible Purchasers”) whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”). You will offer the Securities to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof plus accrued interest, if any. Such price may be changed at any time without notice.
     2. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees, and the Adviser and the Administrator, jointly and severally, represent, warrant and agree, as follows:
          (a) Rule 144A Eligibility. When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a United States national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system. For so long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.
          (b) No Registration Required; No General Solicitation. Subject to the accuracy of the representations and warranties of the Initial Purchasers and the compliance by the Initial Purchasers with the procedures set forth in Section 4(b), it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and Exempt Resales of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, any of its affiliates or any other person acting on its or their behalf (other than you or any of your affiliates or any other person acting on your behalf, as to whom the Company makes no representation) in connection with the offer and sale of the Securities.
          (c) Accurate Disclosure. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e). The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 9(e).
          (d) Free Writing Offering Document. The Company has not made any offer to sell or solicitation of an offer to buy the Securities that would constitute (i) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or (ii) an “advertisement” or “other sales material” (as contemplated by Rule 482 of the Securities Act), in each case if the offering of the Securities was made pursuant to a registered offering under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is set forth substantially in form and substance as attached hereto on Schedule III.
          (e) Exchange Act Reports. The Exchange Act Reports, when filed with the Commission, (i) complied in all material respects with the requirements of the Exchange Act and (ii) did not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
          (f) No Integration. Neither the Company, any of its affiliates nor any other person acting on its or their behalf has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Securities or any substantially similar security issued by the Company is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A under the Securities Act.
          (g) Use of Offering Memorandum. The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.
          (h) Independent Accountant. BDO USA, LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and included in the Pricing Disclosure Package and Offering Memorandum, is an independent registered public accounting firm as required by the Securities Act and Exchange Act.
          (i) Preparation of the Financial Statements. The financial statements (together with the related schedules and notes) filed with the Commission and included in the Pricing Disclosure Package and Offering Memorandum present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The consolidated selected financial data included in the Pricing Disclosure Package and Offering Memorandum presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Pricing Disclosure Package and Offering Memorandum. All disclosures contained in the Pricing Disclosure Package and the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
          (j) Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
          (k) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.

          (l) No Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package and/or the Offering Memorandum, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and/or the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or a material adverse effect on the performance by the Company of the performance of this Agreement, the Indenture, the Securities or the consummation of any of the transactions contemplated hereby or thereby (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular periodic dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or, except for any repurchases under the Company’s share repurchase program which repurchases shall be made in compliance with applicable law, repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
          (m) Good Standing of the Company and its Subsidiaries. The Company and each subsidiary that is a corporation have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation and have the corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Pricing Disclosure Package and Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary that is a corporation is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change or a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
          (n) Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Prospect Capital Funding, LLC and Patriot Capital Funding LLC I and (ii) those corporations or other entities described in the Pricing Disclosure Package and Offering Memorandum under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). Except as otherwise disclosed in the Pricing Disclosure Package and Offering Memorandum, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”)) any of the Portfolio Companies. Except as otherwise disclosed in the Pricing

Disclosure Package and Offering Memorandum, the Company is not required, in accordance with Article 6 of Regulation S-X under the Securities Act, to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than Prospect Capital Funding, LLC.
          (o) Portfolio Companies. The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Pricing Disclosure Package and Offering Memorandum under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). To the Company’s knowledge, except as otherwise disclosed in the Pricing Disclosure Package and Offering Memorandum, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Change or a Material Adverse Effect.
          (p) BDC Election; Regulated Investment Company. The Company has elected to be regulated as a business development company under the Investment Company Act and has filed with the Commission, pursuant to Section 54(a) of the Investment Company Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission applicable to business development companies.
          (q) Authorization and Description of Securities. The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and Offering Memorandum, in each case, of the date thereof under the caption “Capitalization” and “Selected Condensed Financial Data.” The Securities and the Underlying Securities conform in all material respects to the description thereof contained in the Pricing Disclosure Package and Offering Memorandum. All issued and outstanding shares of common stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. None of the outstanding shares of common stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding.
          (r) Securities. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Securities. The Securities have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Securities by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (s) Indenture. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales. The Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
          (t) Underlying Securities. The Company has all the requisite corporate power and authority to issue the Underlying Securities issuable upon conversion of the Securities. The Underlying Securities have been duly and validly authorized by the Company and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
          (u) Disclosure. The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the captions “Material U.S. Federal Income Tax Considerations,” and “Certain Relationships and Transactions,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.
          (v) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any subsidiary is in violation of or default under its (i) charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and Offering Memorandum (i) have been duly authorized by all necessary corporate action, have been effected in accordance with the Investment Company Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) or consummation of the transactions contemplated hereby and thereby and by the Pricing Disclosure Package and the Offering Memorandum, except such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws, the NASDAQ Global Select Market or any Form D with the Commission in connection with the purchase and distribution of the Securities by the Initial Purchasers.
          (w) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Pricing Disclosure Package and the Offering Memorandum; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.
          (x) Compliance with Environmental Law. To the knowledge of the Company, the Advisor and the Administrator, the Company, its subsidiaries and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.
          (y) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not result in a Material Adverse Effect and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
          (z) Investment Advisory Agreement. (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and (ii) the approvals by the board of directors and the initial stockholder of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act.
          (aa) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Pricing Disclosure Package and/or the Offering Memorandum (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture, the Securities or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Pricing Disclosure Package or the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
          (bb) Subchapter M. During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively). The Company intends to direct the investment of the proceeds of the offering described in the Pricing Disclosure Package and Offering Memorandum in such a manner as to comply with the requirements of Subchapter M of the Code.
          (cc) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments or penalties as may be contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Pricing Disclosure Package and Offering Memorandum in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result in a Material Adverse Effect.
          (dd) Distribution of Offering Materials. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package, Offering Memorandum, any Free Writing Offering Document or other materials, if any, permitted by the Securities Act or the Investment Company Act.
          (ee) Registration Rights. Except as otherwise described in the Pricing Disclosure Package and Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the Securities Act.
          (ff) Nasdaq Global Select Market. The Company’s shares of common stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed for quotation on the Nasdaq Global Select Market (“NASDAQ”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its common stock under the Exchange Act or delisting its common stock from the NASDAQ, nor has the Company received any notification that the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing its common stock for trading on the NASDAQ.
          (gg) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Underlying Securities; provided, however, that the Initial Purchasers acknowledge the Company may from time to time repurchase shares of its common stock pursuant to its share repurchase program, which repurchases shall be made in compliance with applicable law.
          (hh) Compliance with the Exchange Act and the Investment Company Act; Reports Filed. The documents filed by the Company with the Commission under the Exchange Act and the Investment Company Act, complied, and will comply in all material respects, with the requirements of the Exchange Act and the Investment Company Act, as applicable, and, with respect to the Exchange Act documents, as of the date hereof, the Applicable Time, and as of the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to, the Investment Company Act and the Exchange Act except where the failure to file such reports would not have a Material Adverse Effect.

          (ii) Interested Persons. Except as disclosed in the Pricing Disclosure Package and Offering Memorandum (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the Investment Company Act) of the Company or an “affiliated person” (as defined in the Investment Company Act) of the Initial Purchasers except as otherwise disclosed in the Pricing Disclosure Package and Offering Memorandum.
          (jj) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Pricing Disclosure Package and the Offering Memorandum.
          (kk) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Pricing Disclosure Package and Offering Memorandum.
          (ll) Compliance with Laws. The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.
          (mm) Compliance with the Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.
          (nn) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.
          (oo) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (pp) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities or the Underlying Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by any officer of the Company and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company, to the Initial Purchasers as to the matters covered thereby.
     3. Representations and Warranties of the Adviser and the Administrator. The Adviser and the Administrator, jointly and severally, represent, warrant and agree as follows:
          (a) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Pricing Disclosure Package and the Offering Memorandum, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires).
          (b) Good Standing. Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
          (c) Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Pricing Disclosure Package and the Offering Memorandum. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.
          (d) Absence of Proceedings. There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Pricing Disclosure Package and the Offering Memorandum (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Pricing Disclosure Package and the Offering Memorandum, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.
          (e) Absence of Defaults and Conflicts. Neither the Adviser nor the Administrator is in violation of its certificate of formation or limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement, and the consummation of the transactions contemplated herein and therein and in the Pricing Disclosure Package and the Offering Memorandum (including the issuance and sale of the Securities and Underlying Securities and the use of the proceeds from the sale of the Securities and Underlying Securities as described in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to such

Agreement except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
          (f) Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.
          (g) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Securities and Underlying Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Pricing Disclosure Package and the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds”), except (i) such as have been already obtained under the Securities Act, the Investment Company Act and the 1939 Act, (ii) such as may be required under state securities laws and (iii) the filing of the Notification of Election under the Investment Company Act, which has been effected.
          (h) Description of the Adviser and the Administrator. The description of the Adviser and the Administrator contained in the Pricing Disclosure Package and the Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
          (i) Possession of Licenses and Permits. Each of the Adviser and the Administrator possesses such valid and current certificates, authorizations or permits issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (collectively, “Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable;

each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.
          (j) Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.
          Any certificate signed by any officer of the Adviser and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Adviser, as to matters covered thereby, to each Initial Purchaser.
     4. Purchase of the Securities by the Initial Purchasers, Agreements to Sell, Purchase and Resell. (a) The Company hereby agrees, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof (the “Purchase Price”), the total principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto plus any additional principal amount of Securities which such Initial Purchasers may become obligated to purchase pursuant to the provisions of Section 10 hereof (subject to such adjustments to eliminate fractional Securities as you may determine). The Company shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.
          (b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company, that such Initial Purchaser:

               (i) is a QIB and an “accredited investor” (as defined by Rule 501(a) of Regulation D) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities;
               (ii) is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act;
               (iii) will solicit offers to buy the Securities only from, and will offer to sell and sell the Securities only to, Eligible Purchasers whom each reasonably believes is a QIB in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and Offering Memorandum and will take reasonable steps to ensure that the purchasers of such Securities are aware that such sale is being made in reliance on Rule 144A;
               (iv) including any person acting on its behalf will not offer or sell the Securities, nor has it offered or sold the Securities by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising)
               (v) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;
               (vi) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and
               (vii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State: (1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (2) to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year, (b) a total balance sheet of more than €43,000,000 and (c) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; (3) to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior written consent of the Initial Purchaser for any such offer; or (4) in any other circumstances falling within Article 3(2) of the Prospectus Directive ; provided that no such offer of Securities shall result in a requirement for the publication by the Transaction Entities or the Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

     The Initial Purchasers have advised the Company that they will offer the Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities. Such price may be changed by the Initial Purchasers at any time without notice.
          (c) Such Initial Purchaser has not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (C) including through incorporation by reference) in the Preliminary Offering Memorandum, (iii) the Free Writing Offering Documents listed on Schedule III hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.
          Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(c) and 8(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.
     5. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 9:00 A.M., New York City time, on December 21, 2010 (the “Closing Date”). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.
          The Securities will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the applicable Securities to the account of the Initial Purchasers at DTC. The Securities will be evidenced by one or more global securities in definitive form (the “Global Securities”) or by additional definitive securities, and will be registered, in the case of the Global Securities, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or the Option Closing Date, as the case may be. The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.
     6. Agreements of the Company. The Company agrees with each of the Initial Purchasers as follows:

          (a) The Company will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum (and any documents incorporated by reference therein) as may then be amended or supplemented as they may reasonably request.
          (b) The Company will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.
          (c) The Company consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.
          (d) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company will (i) give the Representative notice of such event and (ii) prepare an appropriate supplement or amendment thereto, and will promptly furnish to the Initial Purchasers and dealers a reasonable number of copies thereof, provided that the Company not use or distribute any such amendment or supplement to which the Representative or counsel for the Initial Purchasers shall reasonably object.
          (e) The Company will not make any offer to sell or solicitation of an offer to buy the Securities that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed; if at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
          (f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
          (g) For a period commencing on the date hereof and ending on the 30th day after the date of the Offering Memorandum, the Company agrees not to, directly or indirectly, (1) offer, pledge, sell, or otherwise dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock securities of the Company or other securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock; or (4) publicly disclose the intention to do any of the contemplated transactions in clause (1), (2) or (3), in each case without the prior written consent of Barclays Capital Inc., on behalf of the Initial Purchasers. The foregoing restrictions shall not apply to (i) the issuance and sale by the Company of the Securities offered hereby, (ii) the issuance of the Underlying Securities by the Company upon conversion of Securities, if applicable, (iii) the grant of options or other equity-based awards for common stock pursuant to employee benefit plans existing on the date hereof, and (iv) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.
          (h) The Company will furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that so long as the Company files periodic reports pursuant to Section 13 or 15(d) of the Exchange Act for the foregoing periods, the Company shall be deemed to comply with this Section 6(h).
          (i) For a period of twelve months following the date hereof, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders generally unless such report is furnished to or filed with the Commission or any stock exchange on which any class of securities of the Company is listed or regulatory body and (ii) from time to time such other information concerning the business and financial condition of the Company as the Initial Purchasers may reasonably request.
          (j) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

          (k) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities; provided that the Company may conduct repurchases of its securities under its share repurchase program provided such repurchases are made in accordance with applicable law.
          (l) Until the completion of the distribution of the Securities by the Initial Purchasers, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Investment Company Act within the time periods required by the Exchange Act and the Investment Company Act. The Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object.
          (m) The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.
          (n) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Securities.
          (o) The Company agrees to comply in all material respects with all the terms and conditions of all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book entry” transfer.
          (p) The Company will use its best efforts to effect and maintain the listing of its common stock issuable upon conversion of the Securities on the Nasdaq Global Select Market.
          (q) The Company will not take any action or omit to take any action (such as issuing any press release relating to the Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act of 2000.
          (r) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Securities.
     7. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (iii) the issuance and delivery by the Company of the Securities and any taxes payable in connection therewith; (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several jurisdictions as provided in Section 6(f) (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (v) the preparation, printing and distribution of one or more versions of the Offering Memorandum for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchasers); (vi) the furnishing of such copies of the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (vii) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof); (viii) the approval of the Securities by DTC for “book-entry” transfer (including fees and expenses of counsel); (ix) the rating of the Securities; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture and the Securities; (xi) the performance by the Company of their other obligations under this Agreement; and (xii) all reasonable travel expenses (including expenses related to chartered aircraft) of each Initial Purchaser and the Company’s officers and employees and any other reasonable expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, and expenses associated with any electronic road show.
     8. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company, the Adviser and the Administrator contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:
          (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Troutman Sanders LLP, counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.
          (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this

Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit A hereto.
          (d) The Company’s general counsel shall have furnished to the Initial Purchasers its written opinion, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit B hereto.
          (e) Venable LLP, shall have furnished to the Initial Purchasers its written opinion, as Maryland counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit C hereto.
          (f) The Initial Purchasers shall have received from Troutman Sanders LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.
          (g) At the time of execution of this Agreement, the Initial Purchasers shall have received from BDO USA, LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (h) With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
          (i) Except as described in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.
          (j) The Company and the Adviser shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Company and the Adviser satisfactory to the Initial Purchasers as to such matters as the Representative may reasonably request, including, without limitation, a statement that:
     (i) The representations, warranties and agreements of the Company and the Adviser in Section 2 and 3 are true and correct on and as of the Closing Date, and the Company and the Adviser have complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package of the Offering Memorandum.
          (k) The Company and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.
          (l) As of the Closing Date, the common stock issuable upon conversion of the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

          (m) The Representatives shall have received an agreement substantially in the form of Exhibit D-1 hereto signed by the persons listed on Exhibit D-2 hereto.
          (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representative, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.
     9. Indemnification and Contribution.
          (a) The Company hereby agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, the Investment Company Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto prepared by the Company, or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky

Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.
          (b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, the Investment Company Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Marketing Materials or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 9(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.
          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 9, if (i) the Company and the Initial Purchasers shall have so mutually agreed; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchasers and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a material conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Securities initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.
          (e) The Initial Purchasers severally confirm and the Company acknowledges and agrees that the statements with respect to the offering of the Securities by the Initial Purchasers set forth in the last paragraph on the front cover of the Offering Memorandum and in the sixth paragraph of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.
     10. Defaulting Initial Purchasers. If on the Closing Date, or on an Option Closing Date, as the case may be, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date or the Option Closing Date, as the case may be, in the respective proportions that the principal amount of Securities set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total principal amount of Securities set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date or the Option Closing Date, as the case may be, if the aggregate principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date, or on the Option Closing Date, as the case may be.
          If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement.
          If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company.
          As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default.
     11. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 8(i) or (o) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.
     12. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company fails to tender the Securities for delivery to the Initial Purchasers or (b) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Company shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.
     13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133) with a copy to Troutman Sanders LLP, Attention: David M. Carter (Fax: (804) 698-5196), and with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019;
          (b) if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Prospect Capital Corporation, 10 East 40th Street, New York, New York 10016, Attention: Joseph Ferraro (Fax: (212) 448-9652), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, Attention: Richard T. Prins (Fax: (917) 777-2790);
provided, that any notice to an Initial Purchaser pursuant to Section 9(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Barclays Capital Inc., which address will be supplied to any other party hereto by Barclays Capital Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.
     14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
     16. Definition of the Terms “Business Day,” “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock

Exchange, Inc. is open for trading and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act, unless otherwise indicated.
     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to its choice of law provisions.
     18. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (i) no fiduciary or agency relationship between the Company, and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the purchase price of the Securities, and such relationship between the Company, and the Initial Purchasers is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Initial Purchasers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Securities.
     19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
     20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature page follows]

          If the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, Prospect Capital Corporation
By
Name:
Title:

Prospect Capital Management, LLC
By
Name:
Title:

Prospect Administration, LLC
By
Name:
Title:

Accepted:
Barclays Capital Inc.,
For itself and as Representative
of the several Initial Purchasers named
in Schedule I hereto

Name:
Title:

SCHEDULE I

Principal
Amount of
Securities
to be
Initial Purchasers	Purchased
Barclays Capital Inc.	$112,500,000
RBC Capital Markets, LLC	$30,000,000
Keefe, Bruyette & Woods, Inc.	$3,750,000
Rabo Securities USA, Inc.	$3,750,000

Total	$150,000,000

I-1

SCHEDULE II
Prospect Capital Corporation
PRICING TERM SHEET
DATED DECEMBER 16, 2010
Prospect Capital Corporation
$150,000,000

6.25% Senior Convertible Notes due 2015

The information in this pricing term sheet relates only to the offering of Prospect Capital Corporation’s 6.25% senior convertible notes due 2015 and should be read together with the preliminary offering memorandum dated December 14, 2010 (the “Preliminary Offering Memorandum”) relating to such offering and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings set forth in the Preliminary Offering Memorandum.

Issuer	Prospect Capital Corporation (the “Company”)

Security	6.25% Senior Convertible Notes due 2015 (the “Notes”)

Principal Amount Offered	$150,000,000

Net Proceeds	$145,200,000, after deducting the fees and estimated expenses payable by the Company

Maturity	December 15, 2015, unless earlier converted or repurchased

Annual Interest Rate	6.25%

Interest Payment Dates	Interest will accrue from the Settlement Date (defined below) and will be payable in cash in arrears on June 15 and December 15 of each year, beginning on June 15, 2011. Upon any conversion, holders will be entitled to a cash payment representing accrued and unpaid interest to, but not including, the conversion date, unless the Notes are converted after a record date for an interest payment but prior to the corresponding interest payment date. Any such payment will be made on the settlement date applicable to the relevant conversion.

Denomination	$1,000 and integral multiples thereof

Issue Price	100%, plus accrued interest, if any, from December 21, 2010

The NASDAQ Global Select Market Symbol of the Company’s Common Stock	PSEC

NASDAQ Global Select Market Closing Price on December 15, 2010	$10.32

Conversion Premium	Approximately 10%

Initial Conversion Price	Approximately $11.35 per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”)

Initial Conversion Rate	88.0902 shares per $1,000 principal amount of Notes

Limitation on Beneficial Ownership	No holder of Notes will be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder) of more than 5.0% of the shares of Common Stock outstanding at such time (the “Limitation”). Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 5.0% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a holder upon conversion of Notes is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished, and the Company will deliver such shares as promptly as practicable after any such converting holder gives notice to the Company that such delivery would not result in such converting holder being the beneficial owner of more than 5.0% of the shares of the Common Stock outstanding at such time. The Limitation shall no longer apply following the effective date of any Fundamental Change.

Call Protection	Non-callable

Trade Date	December 16, 2010

Settlement Date	On or about December 21, 2010

Conversion Rate Cap	96.8992 per $1,000 principal amount of Notes, subject to adjustment in the circumstances set forth in the Preliminary Offering Memorandum

Initial Purchasers	Barclays Capital Inc., RBC Capital Markets, LLC, Keefe, Bruyette & Woods, Inc. and Rabo Securities USA, Inc.

Listing	None

CUSIP	74348T AA0

ISIN	US74348TAA07

Adjustment to Conversion Rate upon a Non-Stock Change of Control	The number of additional shares by which the conversion rate will be increased in the event of a “non-stock change of control” (as defined in the Preliminary Offering Memorandum) will be determined by reference to the table below (subject to the limitations described below), based on the date on which the non-stock change of control occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid per share of Common Stock in the non-stock change of control.

Make-Whole Table:

	Stock Price
Effective Date	$10.32	$11.00	$11.35	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00

December 21, 2010	8.8090	8.8090	8.6033	7.7254	6.8087	5.8920	4.9753	4.0586	3.1419	2.2251	1.3084	0.3917
December 15, 2011	8.8090	8.8090	7.7666	6.9449	6.1150	5.2850	4.4550	3.6250	2.7950	1.9650	1.1350	0.3050
December 15, 2012	8.8090	8.4975	6.9700	6.2018	5.4544	4.7070	3.9596	3.2121	2.4647	1.7173	0.9699	0.2224
December 15, 2013	8.8090	7.7744	6.2524	5.5325	4.8594	4.1864	3.5133	2.8403	2.1672	1.4942	0.8211	0.1481
December 15, 2014	8.8090	6.6998	5.1422	4.4968	3.9389	3.3809	2.8229	2.2649	1.7069	1.1489	0.5910	0.0330
December 15, 2015	8.8090	2.8188	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:

•	between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $20.00 per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	less than $10.32 per share (subject to adjustment), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion, as adjusted in the event of a non-stock change of control, exceed the Conversion Rate Cap.

“References in “Description of the Notes — Change in the Conversion Rights upon Certain Reclassifications, Business Combinations, Asset Sales and Corporate Events” in the Preliminary Offering Memorandum to the “last reported sale price of a share of common stock on the date of pricing of the Notes” mean $10.32, the last reported sale price of a share of Common Stock on December 15, 2010.

Use of Proceeds:

The Company estimates that the net proceeds it receives from this offering will be approximately $145,200,000, after deducting estimated offering expenses payable by the Company of $300,000.

The Company intends to use the net proceeds from the offering initially to maintain balance sheet liquidity, involving repayment of debt under its credit facility, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with its investment objectives. The Company anticipates that substantially all of the net proceeds from this offering will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with its investment objective and market conditions.

This material is confidential and is for your information only and is not intended to be used by anyone other than you.

The Notes and the shares of common stock issuable upon conversion have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. Unless they are registered, the Notes and the shares of common stock issuable upon conversion may be offered only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Company is offering the Notes only to qualified institutional buyers. For further details about eligible offerees and resale restrictions, see “Transfer Restrictions; Notice to Investors” in the offering memorandum for the offering.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification of such securities under the laws of any such jurisdiction.

A copy of the offering memorandum for the offering of the Notes may be obtained by contacting: Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention:  Syndicate Registration.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III
1.	Term sheet containing the terms of the securities, substantially in the form of Schedule II

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